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                                                                    EXHIBIT 1(i)

                   MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.
               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                 INCREASING THE AUTHORIZED CAPITAL STOCK OF THE
                                   CORPORATION

         MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation, that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with authority to issue TWO BILLION THREE HUNDRED MILLION (2,300,000,000) shares of capital stock. The Corporation has four classes of capital stock consisting of THREE HUNDRED MILLION (300,000,000) shares of Class A Common Stock, NINE HUNDRED MILLION (900,000,000) shares of Class B Common Stock, TWO HUNDRED MILLION (200,000,000) shares of Class C Common Stock and NINE HUNDRED MILLION (900,000,000) shares of Class D Common Stock. All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($.10) per share and an aggregate par value of TWO HUNDRED THIRTY MILLION Dollars ($230,000,000).

         SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the total number of authorized shares of Class A Common Stock of the Corporation by SIX HUNDRED MILLION (600,000,000) shares.

         THIRD: After this increase in the number of authorized shares of capital stock of the Corporation, the Corporation will have authority to issue TWO BILLION NINE HUNDRED MILLION (2,900,000,000) shares of capital stock and the capital stock will consist of THREE HUNDRED MILLION (300,000,000) shares of Class A Common Stock, ONE BILLION FIVE HUNDRED MILLION (1,500,000,000) shares of Class B Common Stock, TWO HUNDRED MILLION (200,000,000) shares of Class C Common Stock and NINE HUNDRED MILLION (900,000,000) shares of Class D Common Stock.

         FOURTH: After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock will have a par value of Ten Cents ($.10) per share and an aggregate par value of TWO HUNDRED NINETY MILLION Dollars ($290,000,000).
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         IN WITNESS WHEREOF, MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. has
caused these Articles Supplementary to be signed in its name and on its behalf
by a duly authorized officer and attested by its Secretary on           , 1996.

                                          MERRILL LYNCH GLOBAL ALLOCATION
                                           FUND, INC.

                                          By      /s/ Terry K. Glenn
                                            --------------------------------
                                            Name:  Terry K. Glenn
                                            Title: Executive Vice President

Attest:

  /s/ James W. Harshaw
----------------------------------
James W. Harshaw, Secretary


         THE UNDERSIGNED officer of MERRILL LYNCH GLOBAL ALLOCATION FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                             /s/ Terry K. Glenn
                                          ----------------------------------
                                          Name:  Terry K. Glenn
                                          Title: Executive Vice President


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                                   CERTIFICATE

                                       OF

                                   CORRECTION

                                       OF

                   MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.



1.       The title of the document being corrected is: Articles Supplementary.

2. The name of the corporation for which the Articles Supplementary were filed is: Merrill Lynch Global Allocation Fund, Inc.

3.       The date the Articles Supplementary were filed is: November 6, 1996.

4. Article Second of the Articles Supplementary as previously filed reads as follows:

                           "The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the total number of authorized shares of Class A Common Stock of the Corporation by SIX HUNDRED MILLION (600,000,000) shares."

         Article Second of the Articles Supplementary as corrected reads as follows:

                           "The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Associations Code, hereby increases the total number of authorized shares of Class B Common Stock of the Corporation by SIX HUNDRED MILLION (600,000,000) shares."


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         I, Terry K. Glenn, hereby acknowledge on behalf of Merrill Lynch Global
Allocation Fund, Inc. that the foregoing Articles of Amendment are the corporate act of said corporation under the penalties of perjury.



                                                    /s/ Terry K. Glenn
                                                    ----------------------------
                                                    Terry K. Glenn
                                                    Executive Vice President


         IN WITNESS WHEREOF, Merrill Lynch Global Allocation Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary on the 19th day of February, 1997.


WITNESS:



/s/ James W. Harshaw                            By: /s/ Terry K. Glenn
-----------------------------                       ----------------------------
James W. Harshaw                                    Terry K. Glenn
Secretary                                           Executive Vice President


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